Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors

Wentworth Energy, Inc.

(A Development Stage Enterprise)

We consent to the use in the Registration Statement of Wentworth Energy, Inc. on Form SB-2 (the “Registration Statement”) of our Auditors’ Report dated April 25, 2005 on the balance sheets of Wentworth Energy, Inc. as at December 31, 2004, and 2003 and the related statements of operations and deficit, stockholders’ equity and cash flows for the years then ended.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

MACKAY LLP

CHARTERED ACCOUNTANTS

“MacKay LLP”

Vancouver, British Columbia

Canada

February 10, 2006